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                                                                    EXHIBIT 23.3

          CONSENT OF KOLISCH, HARTWELL, DICKINSON, MCCORMACK & HEUSER

         [LETTERHEAD OF KOLISCH HARTWELL DICKINSON MCCORMACK & HEUSER]

December 31, 1997

RE:    Registration Statement and
      Prospectus of LJL BioSystems, Inc.

We consent to the reference to our firm as follows:

    Certain legal matters with respect to information contained in this Prospectus under the captions "Risk Factors--Intellectual Property Risks" and "Business--Intellectual Property," will be passed upon by Kolisch, Hartwell, Dickinson, McCormack & Heuser, patent counsel to the Company.

under the caption "Legal Matters" in the Registration Statement (Form S-1) and related Prospectus of LJL BioSystems, Inc. for the registration of 2,875,000 shares of its Common Stock.

                                      /s/ PIERRE C. VAN RYSSELBERGHE
                                      ------------------------------------------
                                      Pierre C. Van Rysselberghe
                                      Kolisch, Hartwell, Dickinson, McCormack &
                                      Heuser